UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                                      JANUARY 5, 2006

BED BATH & BEYOND INC.
(Exact name of registrant as specified in its charter)

New York

0-20214

11-2250488

(State of incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

650 Liberty Avenue
Union, New Jersey 07083
(Address of principal executive offices) (Zip code)

(908) 688-0888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On January 3, 2006, Bed Bath & Beyond Inc. (the “Company”) issued a press release announcing, among other things, the promotion, effective that date, of Arthur Stark to President of the Company (retaining the title of Chief Merchandising Officer), and Eugene A. Castagna to Chief Financial Officer and Treasurer (succeeding Ronald Curwin, who has been named to the newly-established position of Senior Vice President of Investor Relations).  Warren Eisenberg and Leonard Feinstein remain as Co-Chairmen and Steven H. Temares remains as Chief Executive Officer of the Company.  A copy of the press release is attached hereto as Exhibit 99.1.

Messrs. Stark and Castagna are 50 and 40 years old, respectively.  They have preexisting employment agreements with the Company, providing for severance pay equal to one year’s salary (three years’ in the case of Mr. Stark) if the Company terminates their employment and one year’s severance pay if the executive voluntarily leaves the employment of the Company.  The severance payments are subject to reduction under certain circumstances or subject to avoidance if termination is or could be made “for cause.”  These agreements also contain non-competition and confidentiality provisions.  Neither has any family relationship with any other director or executive officer.  Neither has engaged in any transaction with the Company required to be reported under Item 404(a) of Regulation S-K.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits:

99.1                           Press Release issued by Bed Bath & Beyond Inc. on January 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: January 5, 2006	By:	/s/ Eugene A. Castagna
Eugene A. Castagna
Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Bed Bath & Beyond Inc. on January 3, 2006.